Exhibit 99.1

CONTACT:
Jeffrey D. Pribor
Chief Financial Officer
General Maritime Corporation
(212) 763-5600

                     GENERAL MARITIME CORPORATION ANNOUNCES
                      FIRST QUARTER 2005 FINANCIAL RESULTS



              Declares First Quarterly Dividend of $1.77 Per Share

                      Achieves Net Income of $68.5 Million

New York, New York, April 27, 2005 - General Maritime Corporation (NYSE: GMR) today reported its financial results for the three months ended March 31, 2005.

                      Financial Review: 2005 First Quarter
                      ------------------------------------

The Company had net income of $68.5 million, or $1.84 basic and $1.80 diluted earnings per share, for the three months ended March 31, 2005 compared to net income of $78.3 million, or $2.12 basic and $2.08 diluted earnings per share, for the three months ended March 31, 2004. The decrease in net income was the result of slightly lower spot charter rates during the first quarter relative to the first quarter of 2004 and decreased utilization of our fleet due to a heavy 2005 drydocking schedule.

Peter C. Georgiopoulos, Chairman, Chief Executive and President, commented, "The first quarter was a significant one for General Maritime. We continued to record strong results and have declared the Company's first dividend, representing an important milestone in our history. We are pleased to have rewarded our shareholders with a sizeable cash dividend while preserving the Company's ability to both grow and renew its fleet. As we continue to take advantage of a strong tanker market, we look forward to drawing upon our significant earnings power for the future benefit of shareholders. Building upon our past success, we will also explore additional consolidation opportunities aimed at further solidifying our industry leadership."

Net voyage revenue, which is gross voyage revenues minus voyage expenses unique to a specific voyage (including port, canal and fuel costs), decreased 9.1% to $133.4 million for the three months ended March 31, 2005 compared to $146.7 million for the three months ended March 31, 2004. EBITDA for the three months ended March 31, 2005 was $101.4 million compared to $113.7 million for the three months ended March 31, 2004. Net cash provided by operating activities was $99.8 million for the three months ended March 31, 2005 compared to $91.3 million for the prior year period (please see below for a reconciliation of EBITDA to net income). As of March 31, 2005 the Company's net debt to book capitalization (calculated as net debt divided by net debt plus shareholders equity) stood at 26.3% compared to 33.1% as of December 31, 2004.

The average daily time charter equivalent, or TCE, rates obtained by the Company's fleet decreased by 3.9% to $37,334 per day for the three months ended March 31, 2005 from $38,847 for the prior year period. The Company's average rates for vessels on spot charters decreased by 8.4% to $43,335 for the three months ended March 31, 2005 compared to $47,310 for the prior year period.

Total vessel operating expenses, which are direct vessel operating expenses and general and administrative expenses, decreased 3.0% to $32.0 million for the three months ended March 31, 2005 from $33.0 million for the three months ended March 31, 2004. During the same periods, the average size of General Maritime's fleet increased 1.4% to 43 vessels from 42.4 vessels. Total daily vessel operating expenses decreased 3.5% to $8,267 per vessel day during the first quarter of 2005 from $8,567 per vessel day during the same period in 2004. Daily direct vessel operating expenses continued to drop due to our cost cutting initiatives started in 2004. Our daily vessel operating expenses dropped 22.1% to $5,360 for the quarter ended March 31, 2005 compared to $6,878 for the prior year period. General and administrative costs increased compared to the prior year period due to costs associated with having our office in Portugal, compensation expense, professional fees associated with Sarbanes-Oxley Section 404 compliance as well as expenses related to our new corporate headquarters in Manhattan.

Mr. Georgiopoulos continued, "During the first quarter, General Maritime maintained its intense focus on preserving the Company's strong capital structure. We are pleased to have utilized the cash flow generated from our sizeable fleet to further de-leverage General Maritime's balance sheet, resulting in one of the lowest net debt to capital ratios in the Company's history. The Company's focus on achieving a strong and flexible financial position continues to enable General Maritime to enter into value creating transactions for shareholders. The initiation of a cash dividend is the most recent example of this success."

                  Summary Consolidated Financial and Other Data
                  ---------------------------------------------

The following table summarizes General Maritime Corporation's selected consolidated financial and other data for the three months ended March 31, 2005 and 2004. Attached to this press release is an Appendix, which contains additional financial, operational and other data for the three months ended March 31, 2005 and 2004.


                                                                                Three months ended
                                                                                ------------------
                                                                             March-05         March-04
                                                                           -----------       -----------

INCOME STATEMENT DATA
(Dollars in thousands, except share data)
Voyage revenues                                                            $   161,642       $   171,888
Voyage expenses                                                                (28,286)          (24,883)
                                                                           -----------       -----------

      Net voyage revenues                                                      133,356           146,705
Direct vessel expenses                                                          20,747            26,513
General and administrative expenses                                             11,273             6,510
Depreciation and amortization                                                   24,960            25,701
Gain on sale of vessel                                                            --                --
                                                                           -----------       -----------

      Operating income                                                          76,376            87,981
Net interest expense                                                             7,900             9,707
Other income                                                                        15              --
                                                                           -----------       -----------

      Net income                                                           $    68,491       $    78,274
                                                                           ===========       ===========

      Basic earnings per share:                                            $      1.84       $      2.12

      Fully diluted earnings per share:                                    $      1.80       $      2.08
      Weighted average shares outstanding, thousands                            37,216            36,991
      Diluted average shares outstanding, thousands                             38,062            37,672


                                                                             March-05        December-04
                                                                           -----------       -----------
BALANCE SHEET DATA, at end of period
(Dollars in thousands)
Cash                                                                       $    98,260       $    46,921
Current assets, including cash                                                 176,690           152,145
Total assets                                                                 1,435,281         1,427,261
      Current liabilities, including current portion of
         long-term debt                                                         72,290            84,120
      Current portion of long-term debt                                         40,000            40,000
Total long-term debt, including current portion                                441,664           486,597
Shareholders' equity                                                           960,267           890,426


                                                                                Three months ended
                                                                                ------------------
                                                                             March-05         March-04
                                                                           -----------       -----------
OTHER FINANCIAL DATA
(dollars in thousands)
EBITDA(1)                                                                  $   101,351       $   113,682
Net cash provided by operating activities                                       99,790            91,291
Net cash provided (used) by investing activities                                (2,928)          (10,244)
Net cash provided (used) by financing activities                               (45,523)          (48,488)
Capital expenditures
      Vessel sales (purchases), including deposits, Net                           (786)           (9,669)
      Drydocking or capitalized survey or improvement costs                     (4,893)             (518)
Weighted average long-term debt                                                457,881           627,993
FLEET DATA
Total number of vessels at end of period                                            43                42
Average number of vessels(2)                                                      43.0              42.4

                                       3


                                                                                Three months ended
                                                                                ------------------
                                                                             March-05          March-04
                                                                           -----------        -----------
Total voyage days for fleet(3)                                                   3,572             3,777
      Total time charter days for fleet                                            987             1,233
      Total spot market days for fleet                                           2,585             2,544
Total calendar days for fleet(4)                                                 3,870             3,855
Fleet utilization(5)                                                              92.3%             98.0%
AVERAGE DAILY RESULTS
Time Charter equivalent(6)                                                   $  37,334        $   38,847
Direct vessel operating expenses per vessel(7)                                   5,360             6,878
General and administrative expense per vessel(8)                                 2,907             1,689
Total vessel operating expenses(9)                                               8,267             8,567
EBITDA(10)                                                                      26,189            29,489
EBITDA Reconciliation
      Net Income                                                             $  68,491        $   78,274
      + Net interest expense                                                     7,900             9,707
      + Depreciation and Amortization                                           24,960            25,701
EBITDA                                                                         101,351           113,682

(1) EBITDA represents net income plus net interest expense and depreciation and amortization. EBITDA is included because it is used by management and certain investors as a measure of operating performance. EBITDA is used by analysts in the shipping industry as a common performance measure to compare results across peers. Management of the Company uses EBITDA as a performance measure in consolidating monthly internal financial statements and is presented for review at our board meetings. The Company believes that EBITDA is useful to investors as the shipping industry is capital intensive which often brings significant cost of financing. EBITDA is not an item recognized by GAAP, and should not be considered as an alternative to net income, operating income or any other indicator of a company's operating performance required by GAAP. The definition of EBITDA used here may not be comparable to that used by other companies.

(2) Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was part of our fleet during the period divided by the number of calendar days in that period.

(3) Voyage days for fleet are the total days our vessels were in our possession for the relevant period net of off hire days associated with major repairs, drydockings or special or intermediate surveys.

(4) Calendar days are the total days the vessels were in our possession for the relevant period including off hire days associated with major repairs, drydockings or special or intermediate surveys.

(5) Fleet utilization is the percentage of time that our vessels were available for revenue generating voyage days, and is determined by dividing voyage days by calendar days for the relevant period.

(6) Time Charter Equivalent, or TCE, is a measure of the average daily revenue performance of a vessel on a per voyage basis. Our method of calculating TCE is consistent with industry standards and is determined by dividing net voyage revenue by voyage days.

(7) Daily direct vessel operating expenses, or DVOE, is calculated by dividing DVOE, which includes crew costs, provisions, deck and engine stores, lubricating oil, insurance and maintenance and repairs, by calendar days for the relevant time period.

(8) Daily general and administrative expense is calculated by dividing general and administrative expenses by vessel calendar days.

(9) Total Vessel Operating Expenses, or TVOE, is a measurement of our total expenses associated with operating our vessels. Daily TVOE is the sum of daily direct vessel operating expenses, or DVOE, and daily general and administrative expenses.

(10)  Daily EBITDA is total EBITDA divided by total vessel calendar days.

                      General Maritime Corporation's Fleet

As of April 26, 2005, General Maritime Corporation's fleet was comprised of 43 wholly owned tankers, consisting of 26 Aframax and 17 Suezmax tankers, with a total carrying capacity of approximately 5.2 million deadweight tons, or dwt. The weighted average age of the Company's fleet as of March 31, 2005 by dwt was
12.1 years compared to 11.9 years as of March 31, 2004. The weighted average age of the Company's Aframax tankers was 12.6 years and the average age of the Company's Suezmax tankers was 11.2 years.

Currently 15 of General Maritime Corporation's Aframax tankers and 17 of its Suezmax tankers are operating on the spot market. 26% of the Company's fleet, 11 Aframax tankers and none of the Company's Suezmax tankers, are currently under time charter contracts, compared to 25% under time charter contract as of March 31, 2004.


        Vessel                 Vessel Type          Expiration Date        Average Daily Rate(1)
------------------------- ------------------------ ---------------------- ----------------------
Genmar Pericles                  Aframax           October 3, 2005               $19,700
Genmar Trust                     Aframax           October 13, 2005              $19,700
Genmar Spirit                    Aframax           October 15, 2005              $19,700
Genmar Hector                    Aframax           November 5, 2005              $19,700
Genmar Challenger                Aframax           December 6, 2005              $19,700
Genmar Trader                    Aframax           December 15, 2005             $19,700
Genmar Champ                     Aframax           January 10, 2006              $19,700
Genmar Star                      Aframax           January 25, 2006              $19,700
Genmar Endurance                 Aframax           January 24, 2006              $19,700
Genmar Princess(2)               Aframax           May 9, 2005                   $25,000
Genmar Constantine               Aframax           August 8, 2005                $28,000(3)
------------------------- ------------------------ ---------------------- ----------------------

(1)   Before brokers' commissions.
(2) Vessel will go on charter from May 10, 2005 - May 10, 2006 at a net daily rate of $33,000
(3)   Net of brokers' commissions.

The Company's primary area of operation is the Atlantic basin. The Company also currently has vessels employed in the Black Sea and Far East to take advantage of market opportunities and to position vessels in anticipation of drydockings.

                          Q1 2005 Dividend Announcement
                          -----------------------------

General Maritime will be paying their first quarterly dividend of $1.77 per share on June 13, 2005 with a record date of May 26, 2005. As previously announced the Company plans to declare quarterly dividends to shareholders in April, July, October and February of each year based on its EBITDA after net interest expense and reserves for drydocking and fleet removal, as established by the Board of Directors. The Q1 2005 dividend equates to an annualized 15.0% yield based on the closing price of General Maritime's common stock as of April 26, 2005.

Please see below for the dividend reconciliation for the quarter ended March 31, 2005.

                                                      Three Months Ended
                                                        March 31, 2005
                                                      ------------------

EBITDA(1)                                                   $101,351
- Net Interest Expense                                         7,900
  Assumed quarterly fleet maintenance
- and renewal reserve(2)                                      17,500
- Reserve for drydocking                                       7,500
                                                            --------
Available for dividends                                     $ 68,451
                                                            --------

/ Assumed number of shares outstanding                        38,650
                                                            --------
Available for dividends per share(3)                        $   1.77
                                                            ========
EBITDA Reconciliation
  Net Income                                                $ 68,491
+ Net interest expense                                         7,900
+ Depreciation & Amortization                                 24,960
                                                            --------
EBITDA                                                      $101,351
                                                            --------

Notes:

(1) EBITDA represents net income plus net interest expense and depreciation and amortization. EBITDA is included because it is used by management and certain investors as a measure of operating performance. EBITDA is used by analysts in the shipping industry as a common performance measure to compare results across peers. Management of the Company uses EBITDA as a performance measure in consolidating monthly internal financial statements and is presented for review at our board meetings. The Company believes that EBITDA is useful to investors as the shipping industry is capital intensive which often brings significant cost of financing. EBITDA is not an item recognized by GAAP, and should not be considered as an alternative to net income, operating income or any other indicator of a company's operating performance required by GAAP. The definition of EBITDA used here may not be comparable to that used by other companies.
(2) Reserves of $25 million per quarter $100 million annually, as established by the Board of Directors based upon the Company's existing fleet at 12/31/04.

(3) Based on diluted shares at the end of the quarter ended 3/31/05 and the estimated number of shares outstanding on the record date of 5/26/05 taking into account potential exercises of vested options previously granted and issuance of shares of restricted stock previously granted

Mr. Georgiopoulos concluded, "General Maritime remains committed to growing the Company during a time when it has begun to distribute significant cash dividends to shareholders. The Company's net debt to capital ratio of 26.3% and its $600 million untapped revolver provides a strong platform for future growth. In evaluating future opportunities, General Maritime will maintain a disciplined approach and will focus on transactions that create sustainable value for both the Company and its shareholders."

                       About General Maritime Corporation
                       ----------------------------------

General Maritime Corporation is a provider of international seaborne crude oil transportation services principally within the Atlantic basin which includes ports in the Caribbean, South and Central America, the United States, West Africa, the Mediterranean, Europe and the North Sea. We also currently operate tankers in other regions including the Black Sea and Far East. General Maritime Corporation currently owns and operates a fleet of 47 tankers - 26 Aframax, 17 Suezmax tankers and 4 Suezmax newbuilding contracts - making it the second largest mid-sized tanker company in the world, with a carrying capacity of approximately 5.2 million dwt.

                          Conference Call Announcement
                          ----------------------------

General Maritime Corporation announced that it will hold a conference call on Thursday, April 28, 2005 at 8:30 a.m. Eastern Daylight Savings Time to discuss its 2004 first quarter financial results. To access the conference call, dial
(719) 457-2662 and ask for the General Maritime Corporation conference call. A replay of the conference call can also be accessed until May 11, 2005 by dialing
(888) 203-1112 for U.S. callers and (719) 457-

0820 for international callers, and entering the passcode 9267340. The conference call will also be simultaneously webcast and will be available on the Company's website, www.GeneralMaritimeCorp.com.

 "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of
                                      1995
 -----------------------------------------------------------------------------

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management's current expectations and observations. Included among the factors that, in the Company's view, could cause actual results to differ materially from the forward looking statements contained in this press release are the following: changes in demand; a material decline in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of the Company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, the company's anticipated drydocking or maintenance and repair costs); and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2004 and its subsequent reports on Form 8-K. The Company's ability to pay dividends in any period will depend upon factors including the consent of the lenders under the Company's secured credit facilities, limitations under the indenture for the Company's senior notes, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of the Company's financial performance. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves. As a result, the amount of dividends actually paid may vary from the amounts currently estimated.


                                                                THE THREE MONTHS ENDED
----------------------------------------------------------------------------------------------------------------------
                                                     Aframax Fleet                          Suezmax Fleet
                                         -------------------------------------  --------------------------------------
                                                        March-05     March-04                  March-05     March-04
                                                          Amount      Amount      % Change      Amount       Amount
                                         % Change From  % of Total  % of Total    From Prior  % of Total    % of Total
                                          Prior Period  for Period  for Period      Period     for Period   for Period
---------------------------------------  -------------  ----------  ----------    ----------  -----------   ----------
Net Voyage Revenues                            2.9%        63,878       62,097       -17.9%      69,479       84,608
$ 1,000's                                                     48%         42%                       52%          58%
----------------------------------------------------------------------------------------------------------------------
Average Daily TCE                             -1.3%        29,288       29,683       -0.6%       49,949       50,228
----------------------------------------------------------------------------------------------------------------------
Time Charter Revenues                        -12.3%        21,335       24,315                     --          2,062
$ 1,000's                                                    100%         92%                        0%           8%
----------------------------------------------------------------------------------------------------------------------
Spot Charter Revenues                         12.6%        42,543       37,782       -15.8%      69,479       82,546
$ 1,000's                                                     38%         31%                       62%          69%
----------------------------------------------------------------------------------------------------------------------
Calendar Days                                 10.1%         2,340        2,126       -11.5%       1,530        1,729
                                                              60%         55%                       40%          45%
----------------------------------------------------------------------------------------------------------------------
Vessel Operating Days                          4.3%         2,181        2,092       -17.4%       1,391        1,685
                                                              61%         55%                       39%          45%
----------------------------------------------------------------------------------------------------------------------
Capacity Utilization                          -5.3%          93.2%        98.4%       -6.7%        90.9%        97.4%
----------------------------------------------------------------------------------------------------------------------
# Days Vessels on Time Charter               -12.7%           987        1,131                     --            102
                                                              100%          92%                       0%           8%
----------------------------------------------------------------------------------------------------------------------
# Days Vessels on Spot Charter                24.2%         1,194          961       -12.1%       1,391        1,583
                                                               46%          38%                      54%          62%
----------------------------------------------------------------------------------------------------------------------
Average Daily Time Charter Rate                0.6%        21,616       21,492                       --       20,257
----------------------------------------------------------------------------------------------------------------------
Average Daily Spot Charter Rate               -9.4%        35,631       39,330        -4.2%      49,949       52,155
----------------------------------------------------------------------------------------------------------------------
Daily Direct Vessel Expenses                 -17.6%         5,224        6,338       -26.1%       5,569        7,540
(per Vessel)
----------------------------------------------------------------------------------------------------------------------
Daily G&A Expenses                            72.1%         2,907        1,689        72.1%       2,907        1,689
(per Vessel)
----------------------------------------------------------------------------------------------------------------------
Total Daily Vessel Operating                   1.3%         8,131        8,027        -8.2%       8,476        9,229
Expenses (per Vessel)
----------------------------------------------------------------------------------------------------------------------
Average Age of Fleet at End of
Period (Years)                                               12.6         12.6                     11.2         11.0
----------------------------------------------------------------------------------------------------------------------
# Vessels at End of Period                    13.0%          26.0         23.0       -10.5%        17.0         19.0
                                                              60%         55%                       40%          45%
----------------------------------------------------------------------------------------------------------------------
Average Number of Vessels                     11.1%          26.0         23.4       -10.5%        17.0         19.0
                                                              60%         55%                       40%          45%
----------------------------------------------------------------------------------------------------------------------
DWT at End of Period                          14.8%         2,539        2,211       -10.1%       2,619        2,912
1,000's                                                       49%         43%                       51%          57%
----------------------------------------------------------------------------------------------------------------------

                              THE THREE MONTHS ENDED
--------------------------------------------------------------------------------
                                                      Total Fleet
                                       -----------------------------------------
                                                         March-05       March-04
                                       % Change From
                                         Prior Period     Amount         Amount
                                       --------------   -----------     --------

Net Voyage Revenues                          -9.1%        133,356       146,705
$ 1,000's
-------------------------------------------------------------------------------
Average Daily TCE                            -3.9%         37,334        38,847
-------------------------------------------------------------------------------
Time Charter Revenues                       -19.1%         21,335        26,377
$ 1,000's
-------------------------------------------------------------------------------
Spot Charter Revenues                        -6.9%        112,022       120,328
$ 1,000's
-------------------------------------------------------------------------------
Calendar Days                                 0.4%          3,870         3,855
-------------------------------------------------------------------------------
Vessel Operating Days                        -5.4%          3,572         3,777
-------------------------------------------------------------------------------
Capacity Utilization                         -5.8%           92.3%         98.0%
-------------------------------------------------------------------------------
# Days Vessels on Time Charter              -20.0%            987         1,233
-------------------------------------------------------------------------------
# Days Vessels on Spot Charter                1.6%          2,585         2,544
-------------------------------------------------------------------------------
Average Daily Time Charter Rate               1.1%         21,616        21,390
-------------------------------------------------------------------------------
Average Daily Spot Charter Rate              -8.4%         43,335        47,310
-------------------------------------------------------------------------------
Daily Direct Vessel Expenses                -22.1%          5,360         6,878
(per Vessel)
--------------------------------------------------------------------------------
Total G&A Expenses                           72.1%          2,907         1,689
(per Vessel)
-------------------------------------------------------------------------------
Total Daily Vessel Operating                 -3.5%          8,267         8,567
Expenses (per Vessel)
-------------------------------------------------------------------------------
Average Age of Fleet at End of
Period (Years)                                               12.1          11.9
-------------------------------------------------------------------------------
# Vessels at End of Period                    2.4%           43.0          42.0
-------------------------------------------------------------------------------
Average Number of Vessels                     1.4%           43.0          42.4
-------------------------------------------------------------------------------
DWT at End of Period                          0.7%          5,158         5,123
1,000's
-------------------------------------------------------------------------------